                                                                    EXHIBIT 10.1







                           MASTER SEPARATION AGREEMENT

                                     BETWEEN

                          RELIANT ENERGY, INCORPORATED

                                       AND

                             RELIANT RESOURCES, INC.



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                                TABLE OF CONTENTS

ARTICLE I           DEFINITIONS...................................................................................2

         1.1        Action........................................................................................2
         1.2        Affiliates....................................................................................2
         1.3        Ancillary Agreements..........................................................................2
         1.4        Business Day..................................................................................2
         1.5        Business Separation Plan......................................................................2
         1.6        Choice Date...................................................................................2
         1.7        Code..........................................................................................2
         1.8        Commission....................................................................................2
         1.9        Customer Care LLC.............................................................................2
         1.10       Distribution..................................................................................2
         1.11       Distribution Agent............................................................................2
         1.12       Distribution Date.............................................................................3
         1.13       Exchange Act..................................................................................3
         1.14       Final Order...................................................................................3
         1.15       Genco Assets..................................................................................3
         1.16       Genco Business................................................................................3
         1.17       Genco; Genco Inc..............................................................................3
         1.18       Genco Liabilities.............................................................................3
         1.19       Genco LP......................................................................................4
         1.20       Genco Option..................................................................................4
         1.21       Genco Option Agreement........................................................................4
         1.22       Genco Organization Date.......................................................................4
         1.23       Genco Public Ownership Event..................................................................4
         1.24       Governmental Approvals........................................................................4
         1.25       Governmental Authority........................................................................4
         1.26       Group.........................................................................................4
         1.27       Holding Company Restructuring.................................................................4
         1.28       Indebtedness..................................................................................4
         1.29       Indemnifying Party............................................................................4
         1.30       Indemnitee....................................................................................5
         1.31       Information...................................................................................5
         1.32       Insurance Proceeds............................................................................5
         1.33       IPO...........................................................................................5
         1.34       IPO Closing Date..............................................................................5
         1.35       IPO Prospectus................................................................................5
         1.36       IPO Registration Statement....................................................................5
         1.37       Liabilities...................................................................................5
         1.38       Losses........................................................................................5
         1.39       Mortgage......................................................................................6
         1.40       MRT Energy Marketing Assets and Liabilities...................................................6
         1.41       NYSE..........................................................................................6
         1.42       Person........................................................................................6

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

         1.43       PUCT..........................................................................................6
         1.44       RECI..........................................................................................6
         1.45       Record Date...................................................................................6
         1.46       Regco.........................................................................................6
         1.47       Regulated Retail Assets.......................................................................6
         1.48       Regulated Retail Business.....................................................................6
         1.49       Regulated Retail Liabilities..................................................................6
         1.50       Regulatory Proceedings........................................................................7
         1.51       REI's Auditors................................................................................7
         1.52       REI Business..................................................................................7
         1.53       REI Group.....................................................................................7
         1.54       REI Indemnitees...............................................................................7
         1.55       REPG..........................................................................................7
         1.56       RERC..........................................................................................7
         1.57       RES...........................................................................................7
         1.58       Resources Auditors............................................................................7
         1.59       Resources Balance Sheet.......................................................................7
         1.60       Resources Business............................................................................7
         1.61       Resources Common Stock........................................................................8
         1.62       Resources Debt Obligations....................................................................8
         1.63       Resources Excluded Liabilities................................................................8
         1.64       Resources Group...............................................................................8
         1.65       Resources Indemnitees.........................................................................8
         1.66       Resources Liabilities.........................................................................8
         1.67       Resources Rights Plan.........................................................................9
         1.68       Retail Electric Provider LLC..................................................................9
         1.69       Retail Holdings LLC...........................................................................9
         1.70       Separation....................................................................................9
         1.71       Separation Date...............................................................................9
         1.72       Subsidiary....................................................................................9
         1.73       Taxes........................................................................................10
         1.74       Tax Allocation Agreement.....................................................................10
         1.75       Third Party Claim............................................................................10
         1.76       Underwriters.................................................................................10
         1.77       Underwriting Agreement.......................................................................10
         1.78       Unregulated Retail Assets....................................................................10
         1.79       Unregulated Retail Business..................................................................10
         1.80       Unregulated Retail Liabilities...............................................................10
         1.81       Utilities Code...............................................................................10

ARTICLE II          SEPARATION...................................................................................10

         2.1        Separation Date..............................................................................10
         2.2        Restructuring Transactions...................................................................11
         2.3        Release from Mortgage, etc...................................................................11
         2.4        Instruments of Transfer and Assumption.......................................................12
         2.5        Agreements...................................................................................12


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

ARTICLE III         MUTUAL RELEASES; INDEMNIFICATION.............................................................13

         3.1        Release of Pre-Closing Claims................................................................13
         3.2        Indemnification by Resources.................................................................15
         3.3        Indemnification by REI.......................................................................16
         3.4        Indemnification Obligations Net of Insurance Proceeds and Other Amounts......................16
         3.5        Procedures for Indemnification of Third Party Claims.........................................17
         3.6        Additional Matters...........................................................................18
         3.7        Remedies Cumulative..........................................................................18
         3.8        Survival of Indemnities......................................................................19
         3.9        Indemnification of Directors and Officers....................................................19

ARTICLE IV          THE IPO AND ACTIONS PENDING THE IPO..........................................................19

         4.1        Transactions Prior to the IPO................................................................19
         4.2        Use of Proceeds..............................................................................20
         4.3        Cooperation..................................................................................20
         4.4        Conditions Precedent to Consummation of the IPO..............................................20
         4.5        Cancellation of Outstanding Intercompany Indebtedness........................................21

ARTICLE V           CORPORATE GOVERNANCE AND CERTAIN  FINANCIAL REPORTING AND OTHER MATTERS......................22

         5.1        Charter and Bylaws...........................................................................22
         5.2        Rights Plan Amendments.......................................................................22
         5.3        Charter/Bylaw Amendments.....................................................................22
         5.4        Resources Board Representation...............................................................22
         5.5        Issuance of Stock............................................................................24

ARTICLE VI          HOLDING COMPANY RESTRUCTURING................................................................24

         6.1        Intent to Effect Holding Company Restructuring...............................................24
         6.2        Restructuring Steps..........................................................................24
         6.3        Actions Prior to the Holding Company Restructuring...........................................25
         6.4        Conditions to Holding Company Restructuring..................................................25
         6.5        Sole Discretion of REI.......................................................................26

ARTICLE VII         THE DISTRIBUTION.............................................................................26

         7.1        The Distribution.............................................................................26
         7.2        Actions Prior to the Distribution............................................................27
         7.3        Sole Discretion of REI.......................................................................28
         7.4        Conditions to the Distribution...............................................................28
         7.5        Fractional Shares............................................................................29

ARTICLE VIII        GENCO TRANSACTIONS...........................................................................29

         8.1        Organization of Genco LP.....................................................................29
         8.2        Genco Contracts..............................................................................29
         8.3        Instruments of Transfer and Assumption.......................................................29
         8.4        Organization of Genco Inc....................................................................30


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

         8.5        Releases and Indemnities.....................................................................30

ARTICLE IX          ARBITRATION; DISPUTE RESOLUTION..............................................................30

         9.1        Agreement to Arbitrate.......................................................................30
         9.2        Escalation...................................................................................31
         9.3        Demand for Arbitration.......................................................................31
         9.4        Arbitrators..................................................................................32
         9.5        Hearings.....................................................................................33
         9.6        Discovery and Certain Other Matters..........................................................33
         9.7        Certain Additional Matters...................................................................34
         9.8        Arbitration of Genco Option Agreement Cases..................................................35
         9.9        Continuity of Service and Performance........................................................35
         9.10       Law Governing Arbitration Procedures.........................................................35

ARTICLE X           COVENANTS AND OTHER MATTERS..................................................................35

         10.1       Other Agreements.............................................................................35
         10.2       Further Instruments..........................................................................36
         10.3       Agreement For Exchange of Information........................................................36
         10.4       Auditors and Audits; Annual and Quarterly Statements and Accounting..........................38
         10.5       Audit Rights.................................................................................40
         10.6       Preservation of Legal Privileges.............................................................40
         10.7       Payment of Expenses..........................................................................41
         10.8       Governmental Approvals.......................................................................41
         10.9       Regulatory Proceedings.......................................................................41
         10.10      Continuance of REI Credit Support; Borrowings................................................43
         10.11      Certain Non-competition Provisions; Freedom of Action........................................44
         10.12      Clawback Payment.............................................................................44
         10.13      Nuclear Decommissioning Trust and Investment.................................................44
         10.14      Auctions of Capacity.........................................................................45
         10.15      Confidentiality..............................................................................46
         10.16      1000 Main Lease..............................................................................47

ARTICLE XI          MISCELLANEOUS................................................................................48

         11.1       Limitation of Liability......................................................................48
         11.2       Entire Agreement.............................................................................48
         11.3       Governing Law................................................................................48
         11.4       Termination..................................................................................48
         11.5       Notices......................................................................................48
         11.6       Counterparts.................................................................................49
         11.7       Binding Effect; Assignment...................................................................49
         11.8       Severability.................................................................................49
         11.9       Failure or Indulgence Not Waiver; Remedies Cumulative........................................49
         11.10      Amendment....................................................................................49
         11.11      Authority....................................................................................49
         11.12      Interpretation...............................................................................50
         11.13      Conflicting Agreements.......................................................................50


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                           MASTER SEPARATION AGREEMENT

     THIS MASTER SEPARATION AGREEMENT (this "Agreement") is entered into as of December 31, 2000, between Reliant Energy, Incorporated, a Texas corporation ("REI"), and Reliant Resources, Inc., a Delaware corporation ("Resources"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

                                    RECITALS

     WHEREAS, Resources is a wholly owned subsidiary of REI; and

     WHEREAS, the Board of Directors of REI has determined that it would be appropriate and desirable for REI to separate the Resources Group from the REI Group, and, in that connection, for Resources or its Subsidiaries to acquire certain entities currently associated with the Resources Business and certain other assets from REI or its Subsidiaries and to assume related liabilities; and

     WHEREAS, the Board of Directors of Resources has also approved such transactions; and

     WHEREAS, REI and Resources currently contemplate that Resources will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended, that will reduce REI's ownership of Resources by less than 20%; and

     WHEREAS, REI currently contemplates that, following the IPO, REI's successor holding company will distribute to the holders of its common stock, by means of a pro rata distribution, all of the shares of Resources common stock it then owns (the "Distribution"); and

     WHEREAS, REI and Resources intend that the Distribution will qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

     WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Resources Group from the REI Group, the IPO, and the Distribution.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     1.1 ACTION. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

     1.2 AFFILIATES. An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For this purpose "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person controlled, whether through ownership of voting securities, by contract or otherwise. The fact that any Person may be deemed at any time an Affiliate of another Person for purposes of the Utilities Code shall not create any implication that such Persons are "affiliates" for purposes of this Agreement. Notwithstanding anything herein to the contrary, no member of the Resources Group shall be deemed an Affiliate of any member of the REI Group and no member of the REI Group shall be deemed an Affiliate of any member of the Resources Group.

     1.3 ANCILLARY AGREEMENTS. "Ancillary Agreements" has the meaning set forth in Section 2.5.

     1.4 BUSINESS DAY. "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Texas are authorized or obligated by law or executive order to close.

     1.5 BUSINESS SEPARATION PLAN. "Business Separation Plan" means the Business Separation Plan, as amended, filed by REI with the PUCT in accordance with
Section 39.051 of the Utilities Code and approved by the PUCT at its open meeting on December 1, 2000 (Docket No. 21956).

     1.6 CHOICE DATE. "Choice Date" shall mean January 1, 2002, or such other date as may be fixed by the PUCT for the commencement of customer retail electric choice in the area served by REI's retail electric business.

     1.7 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.8 COMMISSION. "Commission" means the Securities and Exchange Commission.

     1.9 CUSTOMER CARE LLC. "Customer Care LLC" means Reliant Energy Customer Care Services LLC, a Delaware limited liability company all of the membership interests in which are owned by Retail Holdings LLC.

     1.10 DISTRIBUTION. The "Distribution" has the meaning set forth in the Recitals hereof.

     1.11 DISTRIBUTION AGENT. "Distribution Agent" has the meaning set forth in
Section 7.1.


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     1.12 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in
Section 7.1.

     1.13 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     1.14 FINAL ORDER. Unless the context requires otherwise, "Final Order," "Order," "Injunction," "Decree," "Legal Restraint," "Prohibition," "Writ" or other words of similar import shall mean final adjudication by a court or regulatory agency that is no longer subject to rehearing or appeal.

     1.15 GENCO ASSETS. "Genco Assets" means all of the generation assets (as that term is defined in Section 39.251(3) of the Utilities Code) of the Reliant Energy HL&P Division of REI. The Genco Assets shall include, without limitation, the generation plants and other assets set forth in Schedule 1.15 and contract and permit rights associated with those generation plants. The methodology for determining the demarcation between Genco Assets and transmission and distribution assets is set forth in Section D of the Business Separation Plan.

     1.16 GENCO BUSINESS. "Genco Business" shall mean the electric generation business and operations conducted with the Genco Assets.

     1.17 GENCO; GENCO INC. "Genco Inc." means the corporation to which the membership interests in Genco GP LLC and Genco LP LLC will be contributed as provided in Section 8.4. Genco means Genco Inc. or Genco LP, as the context may require.

     1.18 GENCO LIABILITIES. "Genco Liabilities" shall mean (without duplication)

          (i) any and all Liabilities under contracts for the purchase of fuel, equipment or other goods and services for use in the Genco Business;

          (ii) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be assumed by Genco LP, including Liabilities under the Technical Services Agreement and the contracts, agreements and permits included in the Genco Assets;

          (iii) all Liabilities (other than Taxes based on, or measured by reference to, net income), primarily relating to, arising out of, or resulting from:

               (A) the operation of the Genco Business, as conducted at any time prior to, on or after, the Genco Organization Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

               (B) the operation of any business conducted by Genco at any time after the Genco Organization Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or


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               (C) the ownership or use of the Genco Assets.

     1.19 GENCO LP. "Genco LP" means a yet-to-be formed limited partnership, being the limited partnership to which the Genco Assets will be transferred as provided in Section 8.1.

     1.20 GENCO OPTION. "Genco Option" means the "Option" as defined in the Genco Option Agreement.

     1.21 GENCO OPTION AGREEMENT. "Genco Option Agreement" means the Texas Genco Option Agreement dated as of December 31, 2000 between REI and Resources.

     1.22 GENCO ORGANIZATION DATE. "Genco Organization Date" means the date on which the Genco Assets are contributed to Genco LP as provided in Section 8.1.

     1.23 GENCO PUBLIC OWNERSHIP EVENT. "Genco Public Ownership Event" has the meaning assigned to that term in the Genco Option Agreement.

     1.24 GOVERNMENTAL APPROVALS. "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

     1.25 GOVERNMENTAL AUTHORITY. "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

     1.26 GROUP. "Group" means either of the REI Group or the Resources Group, as the context requires.

     1.27 HOLDING COMPANY RESTRUCTURING. "Holding Company Restructuring" means the corporate restructuring consisting of the transactions set forth in Section 6.2, as such transactions may be modified at the election of REI as contemplated by Section 6.5.

     1.28 INDEBTEDNESS. "Indebtedness" of any Person means, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, or other encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding daily cash overdrafts associated with routine cash operations.

     1.29 INDEMNIFYING PARTY. "Indemnifying Party" has the meaning set forth in
Section 3.4(a).


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     1.30 INDEMNITEE. "Indemnitee" shall have the meaning set forth in Section
3.4(a).

     1.31 INFORMATION. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

     1.32 INSURANCE PROCEEDS. "Insurance Proceeds" means those monies:

          (a) received by an insured from an insurance carrier; or

          (b) paid by an insurance carrier on behalf of the insured;

in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses (including allocated costs of in-house counsel and other personnel) incurred in the collection thereof.

     1.33 IPO. "IPO" has the meaning set forth in the Recitals hereof.

     1.34 IPO CLOSING DATE. "IPO Closing Date" means the first date on which the proceeds of any sale of Resources Common Stock to the underwriters in the IPO are received.

     1.35 IPO PROSPECTUS. "IPO Prospectus" means the prospectus included in the IPO Registration Statement, including any prospectus subject to completion, final prospectus or any supplement to or amendment of any of the foregoing.

     1.36 IPO REGISTRATION STATEMENT. "IPO Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-48038) of Resources filed with the Commission pursuant to the Securities Act of 1933, as amended, registering the shares of Resources Common Stock to be issued in the IPO, together with all amendments thereto.

     1.37 LIABILITIES. "Liabilities" shall mean any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including, but not limited to, those arising under any law, rule, regulation, Action, order, injunction or consent decree of any Governmental Authority or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     1.38 LOSSES. "Losses" shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses


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

incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party).

     1.39 MORTGAGE. "Mortgage" means the Mortgage and Deed of Trust dated November 1, 1944 between Houston Lighting & Power Company and The Chase Manhattan Bank (successor to South Texas Commercial National Bank of Houston) as Trustee, as amended and supplemented.

     1.40 MRT ENERGY MARKETING ASSETS AND LIABILITIES. "MRT Energy Marketing Assets" shall mean the assets identified or described in Schedule 1.40 and "MRT Energy Marketing Liabilities" shall mean the liabilities identified or described in that Schedule.

     1.41 NYSE. "NYSE" means the New York Stock Exchange.

     1.42 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     1.43 PUCT. "PUCT" means the Public Utility Commission of Texas.

     1.44 RECI. "RECI" means Reliant Energy Communications, Inc., a Delaware corporation all of the stock of which is owned by REI.

     1.45 RECORD DATE. "Record Date" means the close of business on the date to be determined by the Board of Directors of REI as the record date for determining the shareholders of REI entitled to receive shares of common stock of Resources in the Distribution.

     1.46 REGCO. "Regco" means Reliant Energy Regco, Inc., a Texas or Delaware corporation, the corporation organized by REI and, by means of a merger of a wholly owned subsidiary of Regco with and into REI, that will become a holding company for REI's regulated businesses, as described in Section 6.2; provided, however, that if any provision of this Agreement referring to Regco applies at a time when Regco has not become such a holding company, references to Regco in such provision shall be deemed to refer to REI or the ultimate parent entity of REI, as the case may be.

     1.47 REGULATED RETAIL ASSETS. "Regulated Retail Assets" shall mean the assets identified or described in Schedule 1.47.

     1.48 REGULATED RETAIL BUSINESS. "Regulated Retail Business" shall mean the businesses identified or described in Schedule 1.48.

     1.49 REGULATED RETAIL LIABILITIES. "Regulated Retail Liabilities" shall mean (without duplication), any and all Liabilities, whether arising before or after the Separation Date, of REI or its Subsidiaries or any of their predecessor companies or businesses, including any employee-related Liabilities, primarily relating to, arising out of or resulting from the ownership or use of the Regulated Retail Assets or the operations or conduct of the Regulated Retail Business


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

(including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)).

     1.50 REGULATORY PROCEEDINGS. "Regulatory Proceedings" shall mean filings, notices, adjudicatory proceedings, rulemakings, enforcement actions before an agency or in court relative to regulatory activity, and any other proceedings at or before any regulatory or administrative agency. The term shall also refer to appellate activities relative to any of the foregoing, including actions seeking injunctions, writs of mandamus and appeals.

     1.51 REI'S AUDITORS. "REI's Auditors" means REI's independent certified public accountants.

     1.52 REI BUSINESS. "REI Business" means any business of REI and its Subsidiaries other than the Resources Business.

     1.53 REI GROUP. "REI Group" means REI, each Subsidiary of REI (other than any member of the Resources Group) immediately after the Separation Date, including the Subsidiaries set forth in Schedule 1.53, and each Person that becomes a Subsidiary of REI after the Separation Date. After the Holding Company Restructuring, references to the REI Group shall also include Regco and each Subsidiary of Regco (other than any member of the Resources Group). Notwithstanding anything herein to the contrary, after the closing of the exercise of the Genco Option, the REI Group shall not include Genco Inc. or any Subsidiary of Genco Inc.

     1.54 REI INDEMNITEES. "REI Indemnitees" has the meaning assigned to that term in Section 3.2.

     1.55 REPG. "REPG" means Reliant Energy Power Generation, Inc. ("REPG"), a Delaware corporation all of the stock of which is owned by REI.

     1.56 RERC. "RERC" means Reliant Energy Resources Corp., a Delaware corporation all of the stock of which is owned by REI.

     1.57 RES. "RES" means Reliant Energy Services, Inc., a Delaware corporation all of the stock of which is owned by RERC.

     1.58 RESOURCES AUDITORS. "Resources Auditors" means Resources' independent certified public accountants.

     1.59 RESOURCES BALANCE SHEET. "Resources Balance Sheet" means the combined balance sheet of Resources and affiliates as of September 30, 2000.

     1.60 RESOURCES BUSINESS. "Resources Business" means (a) the business and operations conducted by Resources and its Subsidiaries after giving effect to the transactions described in Article II, as described in the caption "Our Business" in the IPO Prospectus, and including without limitation the following assets and operations conducted by REI and its Subsidiaries prior to the
Separation:


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

          (i) the non-Reliant Energy HL&P power generation assets and related energy trading, marketing and risk management operations in North America and Europe;

          (ii) the retail electric operations; and

          (iii) the eBusiness group, the communications business and venture capital operations,

and (b) except as otherwise specifically provided herein, any terminated, divested or discontinued business or operations that at the time of termination, divestiture or discontinuation related primarily to the Resources Business as then conducted.

     1.61 RESOURCES COMMON STOCK. "Resources Common Stock" means the Common Stock, par value $.001 per share, of Resources.

     1.62 RESOURCES DEBT OBLIGATIONS. "Resources Debt Obligations" means all Indebtedness of Resources or any other member of the Resources Group, excluding all Indebtedness of any member of the REI Group to the extent it constitutes Indebtedness of Resources by virtue of clause (f) or clause (g) of the definition of Indebtedness. Resources Debt Obligations shall include, as of the date of the most recent balance sheet of Resources included in the IPO Prospectus, the Indebtedness of Resources reflected on such balance sheet.

     1.63 RESOURCES EXCLUDED LIABILITIES. "Resources Excluded Liabilities" shall mean any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement as Liabilities to be retained or assumed by REI or any other member of the REI Group, and all agreements and obligations of any member of the REI Group under this Agreement or any of the Ancillary Agreements.

     1.64 RESOURCES GROUP. "Resources Group" means Resources, each Subsidiary of Resources immediately after the Separation Date, including the Subsidiaries set forth in Schedule 1.64, and each Person that becomes a Subsidiary of Resources after the Separation Date.

     1.65 RESOURCES INDEMNITEES. "Resources Indemnitees" has the meaning assigned to that term in Section 3.3.

     1.66 RESOURCES LIABILITIES. "Resources Liabilities" shall mean (without duplication):

          (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement to be assumed by Resources or any member of the Resources Group, and all agreements, obligations and Liabilities of any member of the Resources Group under this Agreement or any of the Ancillary Agreements;

          (ii) all Liabilities (other than Taxes based on, or measured by reference to, net income) primarily relating to, arising out of or resulting from:

               (A) the operation of the Resources Business, as conducted at any time prior to, on or after the IPO Closing Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

               (B) the operation of any business conducted at any time after the IPO Closing Date by any member of the Resources Group (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

               (C) any Resources Assets; or

               (D) the Resources Debt Obligations;

     and in any case whether arising before, on or after the IPO Closing Date;
and

          (iii) all Liabilities reflected as liabilities or obligations of Resources in the Resources Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Resources Balance Sheet.

Notwithstanding the foregoing, the Resources Liabilities shall not include the Resources Excluded Liabilities.

     1.67 RESOURCES RIGHTS PLAN. "Resources Rights Plan" shall mean the stockholders rights plan of Resources as evidenced by the Rights Agreement, dated as of January 15, 2001, by and among Resources and The Chase Manhattan Bank, as Rights Agent.

     1.68 RETAIL ELECTRIC PROVIDER LLC. "Retail Electric Provider LLC" means Reliant Energy Retail Services LLC, a Delaware limited liability company all of the membership interests in which are owned by Retail Holdings LLC.

     1.69 RETAIL HOLDINGS LLC. "Retail Holdings LLC" means Reliant Energy Retail Holdings LLC, a Delaware limited liability company all of the membership interests in which are owned by REI.

     1.70 SEPARATION. "Separation" means the transfer of the Resources Business to Resources and its Subsidiaries and the assumption by Resources and its Subsidiaries of the Resources Liabilities, all as more fully described in this Agreement and the Ancillary Agreements.

     1.71 SEPARATION DATE. "Separation Date" has the meaning set forth in
Section 2.1 hereof.

     1.72 SUBSIDIARY. A "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

     1.73 TAXES. "Taxes" has the meaning set forth in the Tax Allocation Agreement.

     1.74 TAX ALLOCATION AGREEMENT. "Tax Allocation Agreement" means the Tax Allocation Agreement dated as of December 31, 2000 between REI and Resources.

     1.75 THIRD PARTY CLAIM. "Third Party Claim" has the meaning set forth in
Section 3.5(a).

     1.76 UNDERWRITERS. "Underwriters" means the underwriters named in the Underwriting Agreement.

     1.77 UNDERWRITING AGREEMENT. "Underwriting Agreement" has the meaning set forth in Section 4.1(b) hereof.

     1.78 UNREGULATED RETAIL ASSETS. "Unregulated Retail Assets" shall mean the assets identified or described in Schedule 1.78.

     1.79 UNREGULATED RETAIL BUSINESS. "Unregulated Retail Business" shall mean the businesses identified or described in Schedule 1.79.

     1.80 UNREGULATED RETAIL LIABILITIES. "Unregulated Retail Liabilities" shall mean (without duplication), any and all Liabilities, whether arising before or after the Separation Date, of REI or its Subsidiaries or any of their predecessor companies or businesses, including any employee-related Liabilities, primarily relating to, arising out of or resulting from the ownership or use of the Unregulated Retail Assets or the operations or conduct of the Unregulated Retail Business (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority).

     1.81 UTILITIES CODE. "Utilities Code" means the Utilities Code of Texas.

                                   ARTICLE II

                                   SEPARATION

     2.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each action in connection with the Separation shall be as of 11:59 p.m., Houston Time, December 31, 2000 or such other date as may be fixed by REI (the "Separation Date").

     2.2 RESTRUCTURING TRANSACTIONS. In order to effect the Separation, REI will take, or cause to be taken, the following actions:

          (a) REI will transfer the Regulated Retail Assets to Resources and Resources will assume the Regulated Retail Liabilities.

          (b) Resources will transfer the Regulated Retail Assets to Retail Holdings LLC and Retail Holdings LLC will assume the Regulated Retail Liabilities.

          (c) Retail Holdings LLC will transfer the Regulated Retail Assets to Customer Care LLC and Customer Care LLC will assume the Regulated Retail Liabilities.

          (d) REI will transfer the Unregulated Retail Assets to Resources and Resources will assume the Unregulated Retail Liabilities.

          (e) Resources will transfer the Unregulated Retail Assets to Retail Holdings LLC and Retail Holdings LLC will assume the Unregulated Retail Liabilities.

          (f) Retail Holdings LLC will transfer the Unregulated Retail Assets to Retail Electric Provider LLC and Retail Electric Provider LLC will assume the Unregulated Retail Liabilities.

          (g) RERC will transfer to Resources the stock of each of its Subsidiaries listed on Schedule 2.2(g) in exchange for the consideration listed on Schedule 2.2(g).

          (h) REI will contribute to Resources, as a contribution to capital,
(i) all of the stock of REPG, (ii) all of the stock of RECI, and (iii) all of the stock and membership interests of each of its Subsidiaries listed on
Schedule 2.2(h).

          (i) RES will contribute the MRT Energy Marketing Assets to the capital of MRT Energy Marketing Company and MRT Energy Marketing Company will assume the MRT Energy Marketing Liabilities.

          (j) RES will distribute to RERC all of the stock of MRT Energy Marketing Company.

          (k) A newly formed wholly owned subsidiary of Resources will merge with and into RES, with the result that RES will survive the merger as a wholly owned subsidiary of Resources and RERC will receive cash in exchange for all of the stock of RES.

          (l) REI will contribute to Resources the Genco Option, and in that connection REI and Resources will execute and deliver the Genco Option Agreement.

          (m) REI will contribute to Resources, as a contribution to capital, the assets listed in Schedule 2.2 (m).

     2.3 RELEASE FROM MORTGAGE, ETC. REI shall obtain such releases from the Mortgage as may be necessary for the transfers referred to in Section 2.2(a) and
Section 2.2(c).

     2.4 INSTRUMENTS OF TRANSFER AND ASSUMPTION. REI and Resources agree that
(a) transfers of the Regulated Retail Assets, the Unregulated Retail Assets and all other assets required to be transferred by this Agreement shall be effected by delivery by REI or the other transferring entity, as applicable, to the transferee, of (i) with respect to those assets that constitute stock, certificates endorsed in blank or evidenced or accompanied by stock powers or other instruments of transfer endorsed in blank, against receipt, (ii) with respect to any real property interest or any improvements thereon, a general warranty deed with general warranty of limited application limiting recourse and remedies to title insurance and warranties by predecessors in title to REI, and
(iii) with respect to all other Assets, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to REI and Resources, as shall be necessary to vest in the designated transferee, all of the title and ownership interest of the transferor in and to any such Asset, and (b) to the extent necessary, the assumption of the Liabilities contemplated pursuant to Section 2.2 hereof shall be effected by delivery by the transferee to the transferor of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to REI and Resources, as shall be necessary for the assumption by the transferee of such Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) THE TRANSFERS AND ASSUMPTIONS REFERRED TO IN THIS ARTICLE II WILL BE MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE (a) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS, (b) AS TO ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR (c) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS, and (y) the instruments of transfer or assumption referred to in this Section 2.4 shall not include any representations and warranties other than as specifically provided herein. REI and Resources hereby acknowledge and agree that ALL ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS."

     2.5 AGREEMENTS. On the Separation Date, or as soon as practicable after the Separation Date, REI and Resources shall execute and deliver (or shall cause their appropriate Subsidiaries to execute and deliver, as applicable) the agreements between them designated as follows:

               (i)    the Transition Services Agreement,

               (ii)   the Employee Matters Agreement,

               (iii)  the Tax Allocation Agreement,

               (iv)   the Retail Agreement,

               (v)    the Genco Option Agreement,

               (vi)   the Technical Services Agreement,

               (vii)  the Registration Rights Agreement,

               (viii) the Miscellaneous Transition Matters Agreement,

               (ix)   the REP Lease,

               (x)    the EDC Lease,

               (xi)   the EC/DC Lease,

               (xii)  the Innovative Business Solutions Center Lease,

               (xiii) the Dark Fiber Lease Agreement,

               (xiv)  the Fiber Optics Operation and Maintenance Agreement,

               (xv)   the Intellectual Property Agreement, and

               (xvi) such other agreements, documents or instruments as the parties may agree are necessary or desirable and which specifically state that they are Ancillary Agreements within the meaning of this Agreement

(collectively, the "Ancillary Agreements"). To the extent such documents are not executed and delivered on the Separation Date, they shall be executed and delivered as soon as practicable thereafter and (except as otherwise provided therein) shall be effective as of the Separation Date.

                                  ARTICLE III

                        MUTUAL RELEASES; INDEMNIFICATION

     3.1 RELEASE OF PRE-CLOSING CLAIMS.

          (a) Except as provided in Section 3.1(c), effective as of the IPO Closing Date, Resources does hereby, for itself and each other member of the Resources Group, their respective Affiliates (other than any member of the REI Group), successors and assigns, and all Persons who at any time prior to the IPO Closing Date have been shareholders, directors, officers, agents or employees of any member of the Resources Group (in each case, in their respective capacities as such), remise, release and forever discharge REI, each member of the REI Group and their respective Affiliates (other than any member of the Resources Group), successors and assigns, and all Persons who at any time prior to the IPO Closing Date have been shareholders, directors, officers, agents or employees of any member of the REI Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to Resources and each other member of the Resources Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO, the Restructuring and the Distribution.

          (b) Except as provided in Section 3.1(c), effective as of the IPO Closing Date, REI does hereby, for itself and each other member of the REI Group, their respective Affiliates (other than any member of the Resources Group), successors and assigns, and all Persons who at any time prior to the IPO Closing Date have been shareholders, directors, officers, agents or employees of any member of the REI Group (in each case, in their respective capacities as such), remise, release and forever discharge Resources, each member of the Resources Group, and their respective Affiliates (other than any member of the REI Group), successors and assigns, and all Persons who at any time prior to the IPO Closing Date have been shareholders, directors, officers, agents or employees of any member of the Resources Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever to REI and each other member of the REI Group, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Closing Date, including in connection with the transactions and all other activities to implement any of the Separation, the IPO, the Restructuring and the Distribution.

          (c) Nothing contained in Section 3.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in this Agreement or in any Ancillary Agreement. Nothing contained in Section 3.1(a) or (b) shall release any Person from:

               (i) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

               (ii) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of any other Group prior to the IPO Closing Date;

               (iii) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of another Group;

               (iv) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article III and, if applicable, the appropriate provisions of the Ancillary Agreements; or

               (v) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this
          Section 3.1; provided that the parties agree not to bring suit or permit any of their Subsidiaries to bring suit against any Person with respect to any Liability to the extent that such Person would be released with respect to such Liability by this
          Section 3.1 but for the provisions of this clause (v).

          (d) Resources shall not make, and shall not permit any member of the Resources Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against REI or any member of the REI Group, or any other Person released pursuant to Section 3.1(a), with respect to any Liabilities released pursuant to
Section 3.1(a). REI shall not make, and shall not permit any member of the REI Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Resources or any member of the Resources Group, or any other Person released pursuant to Section 3.1(b), with respect to any Liabilities released pursuant to
Section 3.1(b).

          (e) It is the intent of each of REI and Resources by virtue of the provisions of this Section 3.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the IPO Closing Date, between or among Resources or any member of the Resources Group, on the one hand, and REI or any member of the REI Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the IPO Closing Date), except as expressly set forth in Section 3.1(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

     3.2 INDEMNIFICATION BY RESOURCES. Except as provided in Section 3.4, Resources shall, and in the case of clauses (a), (b) and (c) below shall in addition cause the Appropriate Member of the Resources Group to, indemnify, defend and hold harmless REI, each member of the REI Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "REI Indemnitees") from and against any and all Losses of the REI Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

          (a) the failure of Resources or any other member of the Resources Group or any other Person to pay, perform or otherwise promptly discharge any Resources Liabilities in accordance with their respective terms, whether prior to or after the IPO Closing Date or the date thereof;

          (b) the Resources Business or any Resources Liability;

          (c) any breach by Resources or any member of the Resources Group of this Agreement or any of the Ancillary Agreements; and

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the IPO

Registration Statement or any IPO Prospectus (other than information regarding REI provided by REI to Resources for inclusion in the IPO Registration Statement or any IPO Prospectus).

As used in this Section 3.2, "Appropriate Member of the Resources Group" means the member or members of the Resources Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the loss from and against which indemnity is provided.

     3.3 INDEMNIFICATION BY REI. Except as provided in Section 3.4, REI shall, and in the case of clauses (a), (b) and (c) below shall in addition cause the Appropriate Member of the REI Group to, indemnify, defend and hold harmless Resources, each member of the Resources Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Resources Indemnitees") from and against any and all Losses of the Resources Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

          (a) the failure of REI or any other member of the REI Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of any member of the REI Group other than the Resources Liabilities, in accordance with their respective terms, whether prior to or after the IPO Closing Date or the date hereof;

          (b) the REI Business or any Liability of any member of the REI Group other than the Resources Liabilities;

          (c) any breach by REI or any member of the REI Group of this Agreement or any of the Ancillary Agreements; and

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information regarding REI provided by REI to Resources for inclusion in the IPO Registration Statement or any IPO Prospectus.

As used in this Section 3.3, "Appropriate Member of the REI Group" means the member or members of the REI Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

     3.4 INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article III will be net of Insurance Proceeds that actually reduce the amount of the Loss. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payment was made.

          (b) An insurer who would otherwise be obligated to pay any claims shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

     3.5 PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the REI Group or the Resources Group of any claims or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 3.2 or 3.3, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 3.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

          (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 3.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

          (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 3.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense (included allocated costs of in-house counsel and other personnel) of the Indemnifying Party.

          (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

          (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of an Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against such Indemnitee.

          (f) The provisions of Section 3.2 through 3.5 shall not apply to Taxes (which are covered by the Tax Allocation Agreement).

     3.6 ADDITIONAL MATTERS. (a) Any claim on account of a Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

          (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense (including allocated costs of in-house counsel and other personnel) of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

          (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses, and the allocated costs of in-house counsel and other personnel), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

          (D) THE PARTIES UNDERSTAND AND AGREE THAT THE INDEMNIFICATION OBLIGATIONS HEREUNDER AND UNDER THE ANCILLARY AGREEMENTS MAY INCLUDE INDEMNIFICATION FOR LOSSES RESULTING FROM, OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, AN INDEMNIFIED PARTY'S OWN NEGLIGENCE OR STRICT LIABILITY.

     3.7 REMEDIES CUMULATIVE. The remedies provided in this Article III shall be cumulative and, subject to the provisions of Article IX, shall not preclude assertion by any

Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     3.8 SURVIVAL OF INDEMNITIES. The rights and obligations of each REI and Resources and their respective Indemnitees under this Article III shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

     3.9 INDEMNIFICATION OF DIRECTORS AND OFFICERS. For purpose of Sections 3.2 through 3.8, inclusive, and notwithstanding anything to the contrary contained herein, Persons who serve on both the Board of Directors of Resources and the Board of Directors of REI and persons who serve as officers of both Resources and REI shall be deemed both Resources Indemnitees and REI Indemnitees.

                                   ARTICLE IV

                       THE IPO AND ACTIONS PENDING THE IPO

     4.1 TRANSACTIONS PRIOR TO THE IPO. Subject to the conditions specified in
Section 4.4, REI and Resources shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 4.1:

          (a) Resources has filed the IPO Registration Statement, and shall use its best efforts to cause such IPO Registration Statement to become effective, including by filing such amendments thereto as may be necessary or appropriate, responding promptly to any comments of the Commission and taking such other action in that connection as may be reasonably requested by REI. REI and Resources shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Resources Common Stock under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Restructuring, the Distribution or the other transactions contemplated by this Agreement.

          (b) Resources shall enter into an underwriting agreement with the underwriters named in the IPO Registration Statement (the "Underwriting Agreement"), in form and substance reasonably satisfactory to Resources, and shall comply with its obligations thereunder.

          (c) REI and Resources shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

          (d) Resources shall use its reasonable commercial efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) in connection with the IPO.

          (e) Resources shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the Resources Common Stock issued in the IPO on the NYSE, subject to official notice of issuance.

     4.2 USE OF PROCEEDS. Resources shall use the net proceeds from the IPO (after deduction of all expenses in connection with the IPO payable by Resources as provided in Section 10.7) initially to increase working capital and as and when needed to fund capital expenditures, and, depending on the timing of future acquisitions of generation facilities, may also use a portion of such net proceeds to finance one or more such acquisitions. Should the net proceeds from the IPO exceed $1,400,000,000, 50% of the net proceeds above such amount shall be applied to prepay indebtedness owing from REPG to REI outstanding as of December 31, 2000 in respect of the indebtedness of Reliant Energy FinanceCo III LP, including accrued and unpaid interest on the amount so prepaid to the date of prepayment (the amount thereof to be so prepaid, assuming exercise in full of any underwriters' overallotment option, being called the "Specified Indebtedness"). If the net proceeds are sufficient to result in the repayment in full of all such indebtedness owing from REPG to REI outstanding as of December 31, 2000 in respect of the indebtedness of Reliant Energy FinanceCo III LP in accordance with the preceding sentence, any excess shall be retained by Resources.

     4.3 COOPERATION. Resources shall consult with, and cooperate in all respects with, REI in connection with the pricing of the Resources Common Stock to be offered in the IPO and shall, at REI's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

     4.4 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the Separation Date, the parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the consummation of the IPO. The obligations of the parties to use their reasonable commercial efforts to consummate the IPO shall be conditioned on the satisfaction, or waiver by REI, of the following conditions:

          (a) The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop order in effect with respect thereto.

          (b) The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 4.1(d) shall have been taken and, where applicable, have become effective or been accepted.

          (c) The Resources Common Stock to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

          (d) Resources shall have entered into the Underwriting Agreement and all conditions to the obligations of Resources and the Underwriters shall have been satisfied or waived.

          (e) REI shall be satisfied in its sole discretion that (1) it will own more than 80% of the outstanding Resources Common Stock following the IPO, (2) it will control Resources within the meaning of Section 368(c) of the Code, and
(3) it will satisfy the stock ownership requirements of Section 1504(a)(2) of the Code with respect to the stock of Resources. All other conditions to permit the Distribution to qualify as a tax-free distribution to REI, Resources and REI's shareholders shall, to the extent applicable as of the time of the IPO, be satisfied, and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

          (f) Any material Governmental Approvals necessary to consummate the IPO shall have been obtained and be in full force and effect.

          (g) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect.

          (h) The Separation shall have become effective.

          (i) Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

          (j) This Agreement and all Ancillary Agreements have been executed and shall not have been terminated.

          (k) A pricing committee designated by the Board of Directors of REI shall have determined that the terms of the IPO are acceptable to REI.

     4.5 CANCELLATION OF OUTSTANDING INTERCOMPANY INDEBTEDNESS. Prior to the IPO Closing Date, REI shall convert into a capital contribution, without the issuance of any additional shares of Resources Common Stock to REI, all Indebtedness owed by Resources or its Subsidiaries to any member of the REI Group as of December 31, 2000, including all amounts owed by REPG to REI as of such date in respect of the indebtedness of Reliant Energy FinanceCo III LP other than the portion thereof constituting "Specified Indebtedness" as defined in Section 4.2 but excluding any Indebtedness as of such date consisting of (a) borrowings made to provide cash collateral for margin obligations of RES and any replacements or refinancings thereof or (b) reimbursement and other obligations under letters of credit, surety bonds or similar instruments provided as security for obligations of RES and its subsidiaries. If the terms of the IPO include an underwriters' overallotment option and upon the exercise of such option in full, the total net proceeds from the IPO would exceed $1,400,000,000 (whether or not the total net proceeds would exceed such amount if the option were not exercised), then

          (a) prior to the IPO Closing Date, no Specified Indebtedness shall be converted into a capital contribution;

          (b) if and to the extent the overallotment option is exercised, 50% of the net proceeds attributable to such exercise shall immediately be applied to the prepayment of any Specified Indebtedness not otherwise prepaid on the IPO Closing Date; and

          (c) if and to the extent the overallotment option expires or terminates without being exercised, the entire remaining amount of Specified Indebtedness not theretofore prepaid shall be converted into a capital contribution without the issuance of any additional shares of Resources Common Stock to REI.

                                   ARTICLE V

                        CORPORATE GOVERNANCE AND CERTAIN
                      FINANCIAL REPORTING AND OTHER MATTERS

     5.1 CHARTER AND BYLAWS. As of the IPO Closing Date, the Restated Certificate of Incorporation and Bylaws of Resources shall be in the forms of
Schedule 5.1(a) and 5.1(b), respectively, with such changes therein as may be agreed to in writing by REI.

     5.2 RIGHTS PLAN AMENDMENTS. Following the Closing Date and for so long as REI beneficially owns shares representing at least 30% of the voting power of all of the outstanding shares of Resources Common Stock, without the prior written consent of REI, Resources shall not amend or modify the Resources Rights Plan.

     5.3 CHARTER/BYLAW AMENDMENTS. So long as REI owns shares representing 30% of the voting power of all of the outstanding shares of Resources Common Stock, Resources will not, without the prior consent of REI, adopt any amendments to its Restated Certificate of Incorporation or Bylaws or take or recommend to its stockholders any action during the terms of this Agreement which would (i) impose limitations on the legal rights of REI or any other member of the REI Group as a stockholder of Resources other than those imposed pursuant to the express terms of this Agreement or the form of Resources' Restated Certificate of Incorporation set forth as Schedule 5.1(a) hereto, including, without limitation, any action which would impose restrictions (A) based upon the size of security holding, the business in which a security holder is engaged or other considerations applicable to REI or any other member of the REI Group and not to security holders generally, or (B) by means of the issuance of or proposal to issue any other class of securities having voting power disproportionately greater than the equity investment in Resources represented by such securities;
(ii) involve the issuance or corporate action providing for the issuance of any warrant, right capital stock or other security (A) which is, or under specified circumstances will become, convertible into or represent the right to acquire any securities of REI or any other member of the REI Group or (B) which is dependent upon the amount of voting securities owned by REI or any other member of the REI Group, (iii) deny any benefit to REI or any other member of the REI Group proportionately as holders of any class of voting securities generally; or
(iv) alter voting or other rights of the holders of any class of voting securities so that any such rights (or the vote required with respect to any matter) are determined with reference to the amount of voting securities held by REI or any other member of the REI Group; provided, that this Section 5.3 shall not prohibit Resources from adopting the Resources Rights Plan or taking any action otherwise prohibited hereby, so long as REI and the other members of the REI Group are, either expressly or as part of a class of stockholders which includes REI and the other members of the REI Group, exempted from such action or the limitations on legal rights imposed thereby.

     5.4 RESOURCES BOARD REPRESENTATION.

          (a) Beginning on the IPO Closing Date, and for so long as REI beneficially owns shares representing a majority of the voting power of all of the outstanding Resources Common Stock, REI shall have the right to designate for nomination by the Resources Board (or any nominating committee thereof) to the Resources Board a majority of the members of the

Resources Board. For so long as REI beneficially owns shares representing less than a majority but at least 20% of the voting power of all of the outstanding Resources Common Stock, REI shall have the right to designate for nomination by the Resources Board (or any nominating committee thereof) to the Resources Board a proportionate number of members of the Resources Board, as calculated in accordance with Section 5.4. Notwithstanding anything to the contrary set forth herein, Resources' obligations with respect to the election or appointment of Resources' designated members shall be limited to the obligations set forth under subsections (b) and (c) below.

          (b) Resources shall exercise all authority under applicable law and shall use its best efforts to cause at least three persons designated by REI to be elected to the Resources Board effective as of the IPO Closing Date (or at the first regularly scheduled meeting thereafter). For so long as REI beneficially owns shares representing a majority of the voting power of all of the outstanding Resources Common Stock, commencing with the annual meeting of stockholders of Resources to be held in 2002 and prior to each annual meeting of stockholders of Resources thereafter, REI shall be entitled to present to the Resources Board or any nominating committee thereof such number of designees of REI (each, an "REI Designee") for election to the Resources Board (or if there is a classified board, the class of directors up for election) at such annual meeting as would result in REI having the appropriate number of REI Designees on the Resources Board as determined pursuant to subsection (a) above.

          (c) Resources shall at all such times exercise all authority under applicable law and use its best efforts to cause all such designees to be nominated as Board members by the nominating committee of the Resources Board if there is such a committee. Resources shall cause each REI Designee for election to the Resources Board to be included in the slate of designees recommended by the Resources Board to holders of Resources Common Stock (including at any special meeting of stockholders held for the election of directors) and shall use its best efforts to cause the election of each such REI Designee, including soliciting proxies in favor of the election of such persons. In the event that any REI Designee elected to the Resources Board shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled by the Resources Board with a substitute REI Designee, unless such vacancy was caused by action of stockholders (in which case, in accordance with Resources' Restated Certificate of Incorporation, the stockholders shall fill such vacancy). In the event that as a result of any increase in the size of the Resources Board, REI is entitled to have one or more additional REI Designees elected to the Resources Board pursuant to subsection (a) above, the REI Board shall appoint the appropriate number of such additional REI Designees, unless such increase in size of the Resources Board was caused by the action of stockholders (in which case, in accordance with Resources' Restated Certificate of Incorporation, the stockholders shall elect such additional director or directors). The parties hereto agree that the directors of Resources identified in the IPO Registration Statement include at least three REI Designees.

          (d) If at any time that REI Designees are serving on the Resources Board, REI beneficially owns shares representing less than a majority but at least 20% of the total voting power of all of the outstanding Resources Common Stock, the number of persons REI shall be entitled to designate for nomination by the Resources Board (or any nominating committee thereof) for election to the Resources Board shall be equal to the number of directors computed using the following formula (rounded to the nearest whole number): the product of (1) the percentage of the voting power of all of the outstanding shares of Resources Common Stock beneficially owned by REI and (2) the number of directors then on the Resources Board (assuming no vacancies exist). Notwithstanding the foregoing, if REI beneficially owns shares of Resources Common Stock representing less than a majority of the total voting power of all outstanding shares of Resources Common Stock and the calculation of the formula set forth in the foregoing sentence would result in REI being entitled to elect a majority of the members of the Resources Board, the formula will be recalculated with the product being rounded down to the nearest whole number; provided, however, that if REI, at any time, acquires additional shares of Resources Common Stock so that REI beneficially owns shares of Resources Common Stock representing a majority of the total voting power of all of the outstanding shares of Resources Common Stock, then the number of persons REI shall be entitled to designate for nomination by the Resources Board (or any nominating committee thereof) for election to the Resources Board shall be adjusted upward, if appropriate as a result of rounding, in accordance with the provisions of this Section 5.4(d). If the number of REI Designees serving on the Resources Board exceeds the number determined pursuant to the foregoing sentences of this Section 5.4(d) (such difference being herein called the "Excess Director Number), then REI in its sole discretion shall instruct a number of REI Designees (the number of which designees shall be equal to the Excess Director Number) to promptly resign from the Resources Board, and, to the extent such persons do not so resign, REI shall assist Resources in increasing the size of the Resources Board, so that after giving effect to such increase, the number of REI Designees on the Resources Board is in accordance with the provisions of this Section 5.4(d).

     5.5 ISSUANCE OF STOCK. Following the IPO Closing Date and prior to the Distribution Date, without the prior consent of REI, Resources shall not issue any stock of Resources or any securities, options, warrants or rights convertible into or exercisable or exchangeable for stock of Resources if the issuance would cause REI to fail to control Resources within the meaning of
Section 368(c) of the Code or if the issuance would cause REI to fail to satisfy the stock ownership requirements of Section 1504(a)(2) of the Code with respect to the stock of Resources.

                                   ARTICLE VI

                          HOLDING COMPANY RESTRUCTURING

     6.1 INTENT TO EFFECT HOLDING COMPANY RESTRUCTURING. REI intends to cause the Holding Company Restructuring described in this Article VI to occur as soon as the conditions precedent set forth in Section 6.4 are satisfied.

     6.2 RESTRUCTURING STEPS. The Holding Company Restructuring shall consist of the following transactions:

          (a) REI will form a new wholly owned Subsidiary ("Genco Holding Company") to become a transitory holding company of Genco LP.

          (b) Genco Holding Company will form two wholly owned limited liability companies ("Genco GP LLC" and "Genco LP LLC") that form Genco LP of which Genco GP LLC is the 1% general partner and Genco LP LLC is the 99% limited partner.

          (c) REI will contribute the Genco Assets to the capital of Genco LP for the benefit of Genco Holding Company, Genco GP LLC and Genco LP LLC.

          (d) Regco will organize a wholly owned subsidiary ("MergerCo2") for purposes of effecting the Restructuring Merger.

          (e) MergerCo2 will merge (the "Restructuring Merger") with and into REI; in the merger the Regco stock owned by REI will be cancelled and each outstanding share of common stock of REI will be automatically converted into an outstanding share of common stock of Regco.

          (f) REI will distribute to Regco the stock of the Genco Holding Company and the stock of the Subsidiaries identified in Schedule 6.2(f) owned by REI.

          (g) Regco will expressly assume all obligations of REI under this Agreement and under each of the Ancillary Agreements and all other obligations under this Agreement and under each of the Ancillary Agreements which are expressed as requiring performance by, or imposing obligations on, Regco.

          (h) Genco Holding Company will merge with and into Regco.

     6.3 ACTIONS PRIOR TO THE HOLDING COMPANY RESTRUCTURING. (a) If required by applicable law, Regco shall file a Registration Statement on Form S-4 with respect to the offer and sale of common stock of Regco in the Restructuring Merger and use reasonable commercial efforts to cause the same to become effective and the proxy statement and prospectus contained therein shall be mailed to shareholders of REI in accordance with the requirements of the Securities Act of 1933, as amended.

          (b) Regco shall prepare and file, and use reasonable commercial efforts to have approved, a listing of its common stock issued in the Restructuring Merger on the NYSE, subject to official notice of issuance.

          (c) REI and Regco shall use reasonable commercial efforts to make appropriate filings and applications with the Commission in order to satisfy the condition set forth in Section 6.4(b).

     6.4 CONDITIONS TO HOLDING COMPANY RESTRUCTURING. The following are conditions to the Holding Company Restructuring. The conditions are for the sole benefit of REI and shall not give rise to or create any duty on the part of REI or the REI Board of Directors to waive or not waive any such condition.

          (a) To the extent required by applicable law, the shareholders of REI shall have approved an agreement and plan of merger necessary to effect the Restructuring Merger.

          (b) (i) The Commission shall have issued an order acceptable to REI under Sections 9(a)(2) and 10 of the Public Utility Holding Company Act of 1935, as amended, approving the acquisition by Regco of securities of "public utility companies" in the Holding Company Restructuring and (ii) if no exemption from the registration requirements of such Act is available to Regco, the registration of Regco as a "holding company" under such Act shall have become effective.

          (c) Any other material Governmental Approvals necessary to consummate the Holding Company Restructuring shall have been obtained and be in full force and effect.

          (d) No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Holding Company Restructuring shall be in effect and no other event outside the control of REI shall have occurred or failed to occur that prevents the consummation of the Holding Company Restructuring.

          (e) Regco shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Regco (in its sole discretion), to the effect that the transfer from REI to Genco LP of the ownership of the nuclear decommissioning trust assets referred to in Section
10.13 and those Genco Assets that are subject to regulation by the Nuclear Regulatory Commission will not adversely affect the tax status of Genco or of the nuclear decommissioning trust or of further contributions to such trust.

          (f) Such amendments, consents, waivers, approvals, refinancings or other actions as may be necessary in connection with the Holding Company Restructuring under debt obligations of REI and its Subsidiaries and material contracts and agreements to which REI or any of its Subsidiaries are parties shall have been obtained or taken.

     6.5 SOLE DISCRETION OF REI. REI currently intends, following the consummation of the IPO, to complete the Holding Company Restructuring as promptly as practicable after the IPO Closing Date. REI shall, in its sole and absolute discretion, determine the date of the consummation of the Holding Company Restructuring and the steps therein and all terms thereof, including, without limitation, the form, structure and terms of any transaction(s) to effect the Holding Company Restructuring and the timing of and conditions to the consummation thereof. In addition, REI may at any time and from time to time until the completion of the Holding Company Restructuring decide to abandon the Holding Company Restructuring or modify or change the terms of the Holding Company Restructuring including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Holding Company Restructuring. Resources shall cooperate with REI in all respects to accomplish the Holding Company Restructuring and shall, at REI's direction, promptly take any and all actions necessary or desirable to effect the Holding Company Restructuring.

                                  ARTICLE VII

                                THE DISTRIBUTION

7.1      THE DISTRIBUTION.

          (a) Delivery of Shares for Distribution. Subject to Section 7.4 hereof, on or prior to the date the Distribution is made (the "Distribution Date"), Regco will deliver to the distribution agent to be appointed by Regco, or if no distribution agent is appointed, then Regco (the "Distribution Agent"), to distribute to the shareholders of Regco the shares of Resources

Common Stock held by Regco pursuant to the Distribution for the benefit of holders of record of common stock of Regco on the record date, a single stock certificate, endorsed by Regco in blank, representing all of the outstanding shares of Resources Common Stock then owned by Regco, and shall cause the transfer agent for the shares of common stock of Regco to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Resources Common Stock to each such holder or designated transferee or transferees of such holder.

          (b) Shares Received. Subject to Sections 7.4 and 7.5, each holder of common stock of Regco on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Resources Common Stock equal to the number of shares of common stock of Regco held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Resources Common Stock beneficially owned by Regco on the Record Date and the denominator of which is the number of shares of common stock of Regco outstanding on the Record Date.

          (c) Obligation to Provide Information. Resources and Regco, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

     7.2 ACTIONS PRIOR TO THE DISTRIBUTION.

          (a) Regco and Resources shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Regco such information concerning Resources and the Distribution and such other matters as Regco shall reasonably determine are necessary and as may be required by law. Regco and Resources will prepare, and Resources will, to the extent required under applicable law, file with the Commission any such documentation which Regco and Resources determine is necessary or desirable to effectuate the Distribution, and Regco and Resources shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

          (b) Regco and Resources shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

          (c) Resources shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the Resources Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

          (d) Immediately prior to the Distribution, (i) each person who is an officer or employee of any member of the REI Group and an officer or employee of any member of the Resources Group immediately prior to the Distribution (each a "Joint Employee") and who is to continue as an officer or employee of any member of the REI Group after the Distribution shall resign from each of such person's positions as an officer or employee with each member of the Resources Group, and
(ii) each such Joint Employee who is to continue as an officer or employee of any member of the Resources Group, after the Distribution, shall resign from each of such person's positions as an officer or employee with each member of the REI Group.

     7.3 SOLE DISCRETION OF REI. REI currently intends, following the consummation of the IPO, that Regco shall complete the Distribution as promptly as practicable after the IPO Closing Date. Regco shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, REI (or Regco) may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Resources shall cooperate with Regco in all respects to accomplish the Distribution and shall, at Regco's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of 1933, as amended, of the Resources Common Stock on an appropriate registration form or forms to be designated by Regco. REI shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Regco; provided, however, that nothing herein shall prohibit Resources from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

     7.4 CONDITIONS TO THE DISTRIBUTION. The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of Regco and shall not give rise to or create any duty on the part of Regco or the Regco Board of Directors to waive or not waive any such condition.

          (a) IRS Ruling. Regco shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Regco (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the contribution by REI of all of its Resources Common Stock to Regco will qualify as a reorganization under Section 355 of the Code, (ii) the distribution by Regco of all of its Resources Common Stock to the shareholders of Regco will qualify as a reorganization under Section 355 of the Code; (iii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the shareholders of Regco upon their receipt of Resources Common Stock pursuant to the Distribution; (iv) no gain or loss will be recognized by REI upon the contribution of its Resources Common Stock to Regco; and (v) no gain or loss will be recognized by Regco pursuant to the Distribution.

          (b) Holding Company Restructuring. The Holding Company Restructuring shall have occurred.


          (c) Governmental Approvals. Any material Governmental Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect;

          (d) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of

Regco shall have occurred or failed to occur that prevents the consummation of the Distribution; and

          (e) No Material Adverse Effect. No other events or developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of Regco, would result in the Distribution having a material adverse effect on Regco or on the shareholders of Regco.

     7.5 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Regco shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Resources Common Stock allocable to each holder of record or beneficial owner of common stock of REI as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Regco, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Regco and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of REI that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                  ARTICLE VIII

                               GENCO TRANSACTIONS

     8.1 ORGANIZATION OF GENCO LP. In connection with the Holding Company Restructuring, REI shall cause the Genco Assets to be contributed to Genco LP, free and clear of the lien of the Mortgage and all other liens and security interests securing Indebtedness, and shall cause Genco LP to assume the Genco Liabilities. The date on which such contribution and assumption occurs is referred to herein as the "Genco Organization Date." On the Genco Organization Date, all of the outstanding partnership interests in Genco LP shall be indirectly owned by Regco.

     8.2 GENCO CONTRACTS. On the Genco Organization Date, Genco LP shall be assigned, and will assume the obligations of REI under, the Technical Services Agreement.

     8.3 INSTRUMENTS OF TRANSFER AND ASSUMPTION. Transfers of the Genco Assets shall be effected by delivery by REI or the other transferring entity, as applicable, to the transferee, of (i) with respect to those assets that constitute stock, certificates endorsed in blank or evidenced or accompanied by stock powers or other instruments of transfer endorsed in blank, against receipt, (ii) with respect to real property interests and improvements thereon, a general warranty deed with general warranty of limited application limiting recourse and remedies to title insurance and warranties by predecessors in title to REI, and (iii) with respect to all other Assets, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to REI and Resources, as shall be necessary to vest in the designated transferee, all of the title and ownership interest of the transferor in and to any such


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

Asset, (b) to the extent necessary, the assumption of the Liabilities contemplated pursuant to Section 8.1 hereof shall be effected by delivery by the transferee to the transferor of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to REI and Resources, as shall be necessary for the assumption by the transferee of such Liabilities. Each instrument of transfer shall contain a representation and warranty that the portion of the Genco Assets transferred thereby shall be free and clear of the lien of the Mortgage and all other liens and security interests securing Indebtedness. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) THE TRANSFERS AND ASSUMPTIONS REFERRED TO IN THIS ARTICLE VIII WILL BE MADE WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY NATURE (a) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, ANY ASSETS, (b) AS TO ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR (c) AS TO THE LEGAL SUFFICIENCY TO CONVEY TITLE TO ANY ASSETS, and (y) the instruments of transfer or assumption referred to in this Section 8.3 shall not include any representations and warranties other than as specifically provided herein. REI and Resources hereby acknowledge and agree that ALL ASSETS ARE BEING TRANSFERRED "AS IS, WHERE IS."

     8.4 ORGANIZATION OF GENCO INC. Prior to the Genco Public Ownership Date, REI shall organize Genco Inc. and shall contribute to Genco Inc. all of the membership interests in Genco GP LLC and Genco LP LLC. Immediately following such transactions, all the outstanding common stock of Genco Inc. shall be owned by Regco.

     8.5 RELEASES AND INDEMNITIES. In connection with the organization of Genco LP or the Genco Public Ownership Event, REI and Genco will enter into agreements regarding such mutual releases and indemnities similar in effect to those set forth in Article III as REI shall specify.

                                   ARTICLE IX

                         ARBITRATION; DISPUTE RESOLUTION

     9.1 AGREEMENT TO ARBITRATE. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and arbitration set forth in this Article IX shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may rise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or (for a period of ten years after the date hereof) the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the REI Group and the Resources Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article IX shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any


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

Governmental Authority, except as expressly provided in Section 9.7(b) and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in this Section 9.1.

     9.2 ESCALATION. (a) It is the intent of the parties to use their respective reasonable best efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their reasonable best efforts to meet within 30 days of the Escalation Notice.

          (b) The parties may, by mutual consent, retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 9.3.

     9.3 DEMAND FOR ARBITRATION. (a) At any time after the first to occur of (i) the date of the meeting actually held pursuant to the applicable Escalation Notice or (ii) 45 days after the delivery of an Escalation Notice (as applicable, the "Arbitration Demand Date"), any party involved in the dispute, controversy or claim (regardless of whether such party delivered the Escalation Notice) may deliver a notice demanding arbitration of such dispute, controversy or claim (a "Arbitration Demand Notice"). In the event that any party shall deliver an Arbitration Demand Notice to another party, such other party may itself deliver an Arbitration Demand Notice to such first party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without the requirement of delivering an Escalation Notice. No party may assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 9.2, is a prerequisite to a demand for arbitration under Section 9.3. In the event that any party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

          (b) Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice may be given until one year and 45 days after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 9.7(d) and 9.8, upon delivery of an Arbitration Demand Notice pursuant to Section 9.3(a) prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Article IX.

     9.4 ARBITRATORS. (a) Within 15 days after a valid Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim referenced therein shall attempt to select a sole arbitrator satisfactory to all such parties.

          (b) In the event that such parties are not able jointly to select a sole arbitrator within such 15-day period, such parties shall each appoint an arbitrator (who need not be disinterested as to the parties or the matter) within 30 days after delivery of the Arbitration Demand Notice. If one party appoints an arbitrator within such time period and the other party or parties fail to appoint an arbitrator within such time period, the arbitrator appointed by the one party shall be the sole arbitrator of the matter.

          (c) In the event that a sole arbitrator is not selected pursuant to paragraph (a) or (b) above, the two arbitrators will, within 30 days after the appointment of the later of them to be appointed, select an additional arbitrator who shall act as the sole arbitrator of the dispute. After selection of such sole arbitrator, the initial arbitrators shall have no further role with respect to the dispute. In the event that the arbitrators so appointed do not, within 30 days after the appointment of the later of them to be appointed, agree on the selection of the sole arbitrator, any party involved in such dispute may apply to the Senior Judge of the U.S. District Court for the Southern District of Texas to select the sole arbitrator, which selection shall be made by such organization within 30 days after such application. Any arbitrator selected pursuant to this paragraph (c) shall be disinterested with respect to each of the parties and shall be reasonably competent in the applicable subject matter.

          (d) The sole arbitrator selected pursuant to paragraph (a), (b) or (c) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of appointment of the sole arbitrator pursuant to paragraph (a), (b) or (c) above and which hearing will be no longer than 30 days (unless in the judgment of the arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing.

          (e) The place of any arbitration hereunder will be Houston, Texas, unless otherwise agreed by the parties.

     9.5 HEARINGS. Within the time period specified in Section 9.4(d), the matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her discretion, set time and other limits on the presentation of each party's case, its memoranda or other submissions, and refuse to receive any proffered evidence, which the arbitrator, in his or her discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the procedures of the Center for Public Resources of New York ("CPR"). Except as expressly set forth in Section 9.8(b), the decision of the arbitrator will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum, subject to any maximum amount permitted by applicable law. To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

     9.6 DISCOVERY AND CERTAIN OTHER MATTERS. (a) Any party involved in a dispute subject to this Article IX may request limited document production from the other party or parties of specific and expressly relevant documents, with the reasonable expenses of the producing party incurred in such production paid by the requesting party. Any such discovery (which right to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 9.5 to be adjourned except upon consent of all parties involved in the applicable dispute or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of the parties involved in the applicable dispute. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production or documents relevant to the dispute, controversy or claim.

          (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement or any Ancillary Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement or any Ancillary Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement or any Ancillary Agreement, and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided that the arbitrator shall not have (i) any authority in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions or (ii) any right or power to award punitive or treble damages. It is the intention of the parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

          (c) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

          (d) Arbitration costs will be borne equally by each party involved in the mater, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

     9.7 CERTAIN ADDITIONAL MATTERS. (a) Except as to arbitration of cases arising under or related to the Genco Option Agreement, any arbitration award shall be a bare award limited to a holding for or against a party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

          (b) Prior to the time at which an arbitrator is appointed pursuant to
Section 9.4, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

          (c) Except as required by law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Article X and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

          (d) In the event that at any time the sole arbitrator shall fail to serve as an arbitrator for any reason, the parties shall select a new arbitrator who shall be disinterested as to the parties and the matter in accordance with the procedures set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

     9.8 ARBITRATION OF GENCO OPTION AGREEMENT CASES. In cases arising under or related to the Genco Option Agreement:

          (a) The proposed final decision of the Arbitrator shall be rendered pursuant to Section 9.4(d), but shall invite the parties to submit findings of facts and conclusions of law for use by the Arbitrator in drawing up his final arbitral award.

          (b) The final award shall expressly set forth sufficient findings of fact and conclusions of law to support a final judgment under Texas law based upon the arbitration award. Any exercise of discretion shall be limited by the standards applicable to trial court judges.

          (c) A full record, including a stenographic transcription of oral testimony, evidence shall be maintained by the Arbitrator and forwarded to a court of competent jurisdiction in the event of appeal.

          (d) The final award shall be appealable to the courts of Texas to the full extent permitted by laws, and such courts shall have all of such power to review, correct, reverse, modify, remand or otherwise adjudicate such appeal as Texas law may allow.

     9.9 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article IX with respect to all matters not subject to such dispute, controversy or claim.

     9.10 LAW GOVERNING ARBITRATION PROCEDURES. The interpretation of the provisions of this Article IX, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 11.3.

                                   ARTICLE X

                           COVENANTS AND OTHER MATTERS

     10.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments annexed to this Agreement, REI and Resources agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

     10.2 FURTHER INSTRUMENTS. At the request of Resources and without further consideration, REI will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Resources and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Resources may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Resources and its Subsidiaries and confirm Resources' and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Resources and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Resources and its Subsidiaries in actual possession and operating control thereof and to permit Resources and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of REI and without further consideration, Resources will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to REI and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as REI may reasonably deem necessary or desirable in order to have Resources fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Resources under this Agreement, any Ancillary Agreement or any document in connection herewith and to relieve the REI Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither REI nor Resources shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     10.3 AGREEMENT FOR EXCHANGE OF INFORMATION. Each of REI and Resources agrees to provide, or cause to be provided, to each other as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any Regulatory Proceeding, judicial proceeding or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of REI or Resources as it relates to the conduct of such businesses prior to the Distribution Date, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (a) After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

          (b) Any Information owned by a party that is provided to a requesting party pursuant to this Section 10.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

          (c) To facilitate the possible exchange of Information pursuant to this Section 10.3 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with its policies as in effect on the Separation Date. Resources shall not amend its or its Subsidiaries' record retention policies prior to the Distribution Date without the consent of REI. However, except as set forth in the Tax Allocation Agreement, at any time after the Distribution Date, each party may amend their respective record retention policies at such party's discretion; provided, however, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

          (d) No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 10.3(c).

          (e) The rights and obligations granted under this Section 10.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

          (f) Each party hereto shall, except in the case of a dispute subject to this Article IX brought by one party against another party (which shall be governed by such discovery rules as may be applicable under Article IX or otherwise), use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Regulatory Proceeding, judicial proceeding or other proceeding in which the requesting party may from time to time be involved, regardless of whether such Regulatory Proceeding, judicial proceeding or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

          (g) To the extent Resources or a member of the Resources Group is deemed or determined by the PUCT by final order no longer subject to rehearing by the PUCT to be an "affiliate" or a "competitive affiliate" of REI, Resources and REI shall observe any applicable requirements of the Utilities Code, PUCT rules and of the REI code of conduct and shall require their respective personnel and contractor personnel to observe that code of conduct. No member of the REI Group or the Resources Group shall directly or indirectly make application or request to the PUCT to make such a finding or determination nor will any member of the REI Group or the Resources Group directly or indirectly take a position in support of such a finding or determination.

     10.4 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING.
(a) Each party agrees that, for so long as Resources remains a Subsidiary of REI, and with respect to any financial reporting period during which Resources was a Subsidiary of REI:

               (i) Resources shall not select a different accounting firm than the firm selected by REI to audit its financial statements to serve as its independent certified public accountants (the "Resources Auditors") for purposes of providing an opinion on its consolidated financial statements without REI's prior written consent (which shall not be unreasonably withheld).

               (ii) Resources shall use its reasonable commercial efforts to enable the accounting firm that audits its financial statements (the "Resources Auditors") to complete their audit such that they will date their opinion on Resources' audited annual financial statements on the same date that REI's Auditors date their opinion on REI's audited annual financial statements, and to enable REI to meet its timetable for the printing, filing and public dissemination of REI's annual financial statements. Resources shall use its reasonable commercial efforts to enable the Resources Auditors to complete their quarterly review procedures such that they will provide clearance on Resources' quarterly financial statements on the same date that REI's Auditors provide clearance on REI's quarterly financial statements.

               (iii) Resources shall provide to REI on a timely basis all Information that REI reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of REI's annual and quarterly financial statements. Without limiting the generality of the foregoing, Resources will provide all required financial information with respect to Resources and its Subsidiaries to the Resources Auditors in a sufficient and reasonable time and in sufficient detail to permit the Resources Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to REI's Auditors with respect to Information to be included or contained in REI's annual and quarterly financial statements. Similarly, REI shall provide to Resources on a timely basis all Information that Resources reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Resources' annual and quarterly financial statements. Without limiting the generality of the foregoing, REI will provide all required financial Information with respect to REI and its

          Subsidiaries to REI's Auditors in a sufficient and reasonable time and in sufficient detail to permit REI's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Resources Auditors with respect to Information to be included or contained in Resources' annual and quarterly financial statements.

               (iv) Resources shall authorize the Resources Auditors to make available to REI's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Resources and work papers related to the annual audits and quarterly reviews of Resources, in all cases within a reasonable time prior to the Resources Auditors' opinion date, so that REI's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Resources Auditors as it relates to REI's Auditors' report on REI's financial statements, all within sufficient time to enable REI to meet its timetable for the printing, filing and public dissemination of REI's annual and quarterly statements. Similarly, REI shall authorize REI's Auditors to make available to the Resources Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of REI and work papers related to the annual audits and quarterly reviews of REI, in all cases within a reasonable time prior to REI's Auditors' opinion date, so that the Resources Auditors are able to perform the procedures they consider necessary to take responsibility for the work of REI's Auditors as it relates to the Resources Auditors' report on Resources' financial statements, all within sufficient time to enable Resources to meet its timetable for the printing, filing and public dissemination of Resources' annual and quarterly financial statements.

               (v) Resources may not change its accounting principles or practices if a change in such accounting principle or practice would be required to be disclosed in Resources' financial statements as filed with the SEC or otherwise publicly disclosed therein without the prior written consent of REI, except for changes which are required by GAAP and as to which there is no discretion on the part of Resources, as concurred in by Resources Auditors prior to its implementation. Resources shall give REI as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or, subject as aforesaid, accounting principles from those in effect on the Separation Date. Resources will consult with REI and, if requested by REI, Resources will consult with REI's Auditors with respect thereto. REI shall give Resources as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

               (vi) Nothing in Sections 10.3 and 10.4 shall require Resources to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Resources is required under Sections 10.3 and 10.4 to disclose any such information, Resources shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information. Similarly, nothing in Sections 10.3 and 10.4 shall require REI to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that REI is required under Sections 10.3 and 10.4 to disclose any such information, REI shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

          (b) For so long as REI beneficially owns shares representing 20% or more of the voting power of the outstanding Resources Common Stock (i) Resources will furnish REI within nine (9) business days after the end of each quarter and eleven (11) business days after the end of each fiscal year, the unaudited balance sheet, income statement and statement of cash flows of Resources and its Subsidiaries as at the end of such period, (ii) Resources shall furnish to REI such financial information or documents in the possession of Resources and any of its Subsidiaries as REI may reasonably request, and (iii) Resources shall furnish to REI on a monthly basis such management and other periodic reports related to financial information in the form and substance consistent with the practice of Resources as of the date of this Agreement. For so long as REI beneficially owns shares representing 50% or more of the voting power of all of the outstanding Resources Common Stock, Resources will furnish REI the consolidated balance sheet, consolidated income statement and consolidated statement of cash flows, if any, of Resources and its Subsidiaries as at the end of each such quarterly and annual period in the form and substance consistent with the practice of Resources as of the date of this Agreement.

     10.5 AUDIT RIGHTS. To the extent any member of the REI group provides goods or services to any member of the Resources Group or any member of the Resources Group provides goods or services to a member of the REI Group under this Agreement or under any Ancillary Agreement, the company providing such goods or services (the "Providing Company") shall maintain complete and accurate books and records relating to costs and charges made to the company receiving such goods and services (the "Receiving Company"). Books and accounts shall be maintained in accordance with generally accepted accounting principles, consistently applied, and to the extent such books and records relate to regulated business activities, shall conform to any applicable regulatory code of accounts which the Receiving Company is required to comply with, to the extent such conformity is reasonably feasible. If conformity to a regulatory code of accounts is infeasible, the Providing Company shall maintain its books and records related to the provision of goods and services in such a manner that the Receiving Company may readily reconcile such books and records to the applicable code of accounts. Annually, the Receiving Company shall be entitled to audit the Providing Company's books and records related to the goods and services provided, using its own personnel or personnel from its independent auditing firm. Discrepancies identified as a result of any audit shall be promptly reconciled between the parties in accordance with any provisions of the Ancillary Agreement or, if no such provision is applicable, in accordance with the dispute resolution provisions of this Agreement. Any charge which is not questioned by the Receiving Company within the calendar year after the charge was rendered shall be deemed incontestable.

     10.6 PRESERVATION OF LEGAL PRIVILEGES. REI and Resources recognize that the members of their respective groups possess and will possess information and advice that has been previously developed but is legally protected from disclosure under legal privileges, such as the attorney-client privilege or work product exemption and other concepts of legal protection ("Privilege"). Each party recognizes that they shall be jointly entitled to the Privilege with respect to such privileged information and that each shall be entitled to maintain and use for its own benefit all such information and advice, but both parties shall ensure that such information is maintained so as to protect the Privileges with respect to the other party's interest. To that end neither party will knowingly waive or compromise any Privilege associated with such information and advice without the consent of the other party. In the event that privileged information is required to be disclosed to any arbitrator or mediator in connection with a dispute between the parties, such disclosure shall not be deemed a waiver of Privilege with respect to such information, and any party receiving it in connection with a proceeding shall be informed of its nature and shall be required to safeguard and protect it.

     10.7 PAYMENT OF EXPENSES. Resources shall pay all underwriting fees, discounts and commissions and other direct costs incurred in connection with the IPO. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or the Distribution, all other out-of-pocket costs and expenses of the parties hereto in connection with the preparation of this Agreement and the Ancillary Agreements, the Separation, the IPO and the Distribution shall be paid by REI. Notwithstanding the foregoing, Resources shall pay any internal fees, costs and expenses incurred by Resources in connection with the Separation, the IPO and the Distribution.

     10.8 GOVERNMENTAL APPROVALS. The parties acknowledge that certain of the transactions contemplated by this Agreement and the Ancillary Agreements are subject to certain conditions established by applicable government regulations, orders, and approvals ("Existing Authority"). The parties intend to implement this Agreement, the Ancillary Agreements and the transactions contemplated thereby consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such Governmental Approvals as may be required in order to implement this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by this Agreement or any Ancillary Agreement require any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

     10.9 REGULATORY PROCEEDINGS. It is recognized and understood that high levels of cooperation and assistance will be required between members of the REI Group and the Resources Group in connection with Regulatory Proceedings necessary to implement the Separation and the Business Separation Plan approved by the PUCT and all matters relating to the Genco Option. During the period from the Separation Date until an order issued by the PUCT in connection with the stranded cost determination regarding the Genco Assets becomes final and nonappealable, the parties agree as follows:

          (a) Upon reasonable request, members of the REI Group and of the Resources Group will provide personnel, information and other assistance to members of the other group in order to prepare, file and prosecute to completion Regulatory Proceedings which are either (i) required to be filed under the Utilities Code or under the Business Separation Plan or (ii) deemed by the requesting party to be desirable to implement or preserve some aspect of the Separation contemplated herein.

          (b) Assistance provided may, without limitation, relate to information that has been transferred to or retained by the assisting party in the separation or which the assisting party is uniquely qualified to provide in connection with Regulatory Proceedings that relate to the Separation and its implementation under the Utilities Code. Assistance may take the form of developing, filing and giving testimony and reports to the PUCT or other regulatory authority.

          (c) The appropriate members of the REI Group or the Resources Group shall timely file with the PUCT or other regulatory authority or court and shall prosecute to completion all Regulatory Proceedings required to implement the Business Separation Plan approved by the PUCT, the Genco Option and the other provisions of this Agreement, such as, without limitation, filings to terminate the "Price To Beat" obligation, if appropriate, the determination of any "clawback" related to retail customers served by Reliant Energy Retail Services, and the determination of stranded costs related to the Genco Assets.

          (d) A member of the REI Group shall make all regulatory filings contemplated above in this Section 10.9 except where a member of the Resources Group is required by the Utilities Code to file separately or join in such filings. A member of the REI Group will be responsible for the direction and prosecution of all Regulatory Proceedings in which REI Group filings are made, except as follows: A member of the Resources Group will be responsible for filing on behalf of and in the name of the REI Group, and shall have sole responsibility and control of the direction and prosecution of (i) any filing pursuant to Utilities Code Section 39.202(j) and (ii) that portion of any filing pursuant to Utilities Code Section 39.262(e) which pertains to the reconciliation of the Price to Beat and market prices and the determination of any credits to REI under that subsection. With respect to the filings specified in the immediately preceding sentence, the Resources Group shall be entitled to act for and be subrogated to the interests of the REI Group. A member of the Resources Group will be responsible for filing in its own name and shall have sole responsibility and control of proceedings to establish, revise or adjust the Price to Beat.

          (e) Except as provided below, the party supplying assistance shall be reimbursed for costs incurred in providing assistance. For time expended by its personnel, the assisting party shall be reimbursed for actual salary costs, plus payroll burdens and overhead allocations in accordance with its standard procedures for reimbursing other members of its group. Services provided for information technology or other internal services shall be charged in the same manner they would be charged among the members of the providing company's Group, and out of pocket costs paid to third parties shall be reimbursed at actual cost.

          (f) The party requesting assistance shall endeavor to minimize the impacts of such assistance on the other business needs of the assisting party.

          (g) Until the issuance of a Final Order determining the stranded costs with respect to the Genco Assets (the "Stranded Cost Order"), no member of the REI Group or the Resources Group will, directly or indirectly, without express written permission, assert a position which is adverse to the position of a member of the other in a Regulatory Proceeding before the PUCT, the Texas Legislature or any other regulatory authority having jurisdiction over a member of such Group, with respect to amendment or other revision to Senate Bill 7 or the Utilities Code.

          (h) Until the issuance of the Stranded Cost Order, no member of the Resources Group will, directly or indirectly, without the express written permission of REI, assert a position which is adverse to the position of a member of the REI Group in Regulatory Proceedings before the PUCT or any other regulatory authority having jurisdiction over a member of the REI Group with respect to the following matters: (i) stranded cost quantification or recovery or (ii) the proper level or components of T&D Utility rates, provided, however, that positions taken by a member of the Resources Group relating solely to the allocation of costs or the use of a rate design consistent with Price to Beat rate designs will not be considered adverse positions even if such positions differ from those asserted by members of the REI Group. REI will not unreasonably withhold permission for a member of the Resources Group to take positions which may be indirectly adverse to its own position. In any T&D Utility rate case that proposes rates to be effective prior to the issuance of the Stranded Cost Order, any direct case presented by the REI Group shall be based upon a T&D Utility rate design that is substantially similar to either the Price to Beat rate design or the rate design approved by the PUCT in PUCT Docket No. 22355.

     10.10 CONTINUANCE OF REI CREDIT SUPPORT; BORROWINGS. Notwithstanding any other provision of this Agreement or the provisions of any Ancillary Agreement to the contrary, the parties hereby agree that REI and each Subsidiary of REI shall maintain in full force and effect each guarantee, letter of credit, keepwell or support agreement or other credit support document, instrument or other similar arrangement issued for the benefit of any Person in the Resources Group by or on behalf of REI or a Subsidiary of REI (the "Credit Support Arrangements") which is outstanding as of the Separation Date, until the earlier of (a) such time as such Credit Support Arrangement terminates in accordance with its terms or is otherwise released at the request of Resources or (b) the Distribution Date; provided, that Resources shall use commercially reasonable efforts, at the request of REI, to attempt to release or replace any Credit Support Arrangement for which such replacement or release is reasonably available. All such obligations shall be deemed Resources Liabilities. For so long as REI or any Subsidiary of REI remains liable with respect to any such Credit Support Arrangement, (1) Resources shall pay, or cause the Person in the Resources Group for whose benefit the Credit Support Arrangement is provided to pay, the underlying obligation as and when the same shall become due and payable, to the end that neither REI nor such Subsidiary of REI shall be required to make any payment under or by reason of its obligation under such Credit Support Arrangement and (2) REI or such Subsidiary shall retain all rights of reimbursement and subrogation it may have, whether arising by law, by contract or otherwise, with respect to such Credit Support Arrangement and such rights shall be enforceable against Resources as well as the Subsidiary of Resources for whose benefit the Credit Support Arrangement was made. Members of the REI Group may advance funds to or borrow funds from members of the Resources Group from time to time at market-based rates; provided, however, that except as provided in the Genco Option Agreement, no member of the REI Group or the Resources Group shall have any obligation to do so.

To the extent covenants and agreements contained in any loan or credit agreement or other financing document in effect on the date of this Agreement to which any member of the REI Group is a party requires, or requires such party to cause, any member of the Resources Group to take or refrain from taking any action, or provides for a default or event of default if any member of the Resources Group takes or refrains from taking any action, such member of the Resources

Group shall at all times prior to the Distribution Date, take or refrain from taking any such action as would result in a breach or violation of, or a default under, such agreement.

     10.11 CERTAIN NON-COMPETITION PROVISIONS; FREEDOM OF ACTION. In order to preserve the separation of its Texas businesses as contemplated in the Business Separation Plan as approved by the PUCT and to protect the goodwill associated with the separate businesses, for a period of three years after the Choice Date the parties agree that they will conduct their respective businesses as follows:

          (a) Neither REI, Regco nor any Affiliate or successor in interest of REI or Regco will sell electricity at retail or provide data, voice or video transmission services as a commercial activity for profit to retail customers within the State of Texas, and

          (b) Neither REI, Regco nor any Affiliate or successor in interest of REI or Regco will acquire or operate any electric generating facilities within the State of Texas other than the Genco Assets;

provided, however, neither REI nor Resources shall be restricted from providing natural gas and other non-electric energy commodities, and REI and its affiliates shall not be restricted from providing fuel cells, microturbines and similar distributed generating devices having an individual unit capacity less than 10 MW, including the installation, operation and maintenance associated with those devices. Nor shall REI and its Affiliates be precluded from providing energy services of the type and character currently being provided so long as it does not provide sales of electricity to customers as a Retail Electric Provider.

     10.12 CLAWBACK PAYMENT. Resources will pay to REI the lesser of (i) the amount required to be credited to REI by its affiliated retail electric provider pursuant to Section 39.262(e) of the Utilities Code promptly following the determination that such a payment is owed and the amount thereof and (ii) $150 multiplied by the number of residential or small commercial customers served by the affiliated transmission and distribution utility that are buying electricity from the affiliated retail electric provider at the price to beat on the second anniversary of the beginning of competition, minus the number of new customers obtained outside the service area.

     10.13 NUCLEAR DECOMMISSIONING TRUST AND INVESTMENT. Upon transfer of the Genco Assets to Genco LP, all rights and obligations associated with REI's interest in the South Texas Project Electric Generating Station shall become the rights and obligations of Genco LP, including, without limitation, the interest of beneficiary under that certain Trust Agreement, originally dated as of July 2, 1990, as amended and restated to date, between Houston Lighting & Power Company and Mellon Bank, N.A., as Trustee. That Trust Agreement, commonly referred to as the "STP Decommissioning Trust," provides for the funding of REI's share of the costs of decontamination and decommissioning of STP. As owner of STP, Genco shall maintain the STP Decommissioning Trust in accordance with NRC requirements and shall order disbursements of funds as provided in the STP Decommissioning Trust and NRC regulations. REI shall continue to collect through rates, or other authorized charges to customers, amounts designated for funding the STP Decommissioning Trust, and shall promptly pay all such amounts that it collects to Genco. Genco shall deposit and maintain all such amounts with the Trustee under the STP Decommissioning Trust.

     Under the STP Decommissioning Trust, REI has appointed an Investment Advisory Committee to provide guidelines for the Trustee in the investment of the trust funds. Genco shall maintain that Investment Advisory Committee as a four-member committee, and following the Restructuring, Genco and REI shall each appoint two representatives to the Investment Advisory Committee.

     Upon decommissioning of STP, in the event that funds from the STP Decommissioning Trust should prove inadequate to fund Genco's obligations under the terms of its NRC license and NRC regulations, REI shall collect through rates, or other authorized charges to customers, as contemplated by Section
39.205 of the Utilities Code, all additional amounts required to fund Genco's obligations related to the decommissioning of STP and pay all amounts so collected to Genco, and shall indemnify Genco from and against any obligations related to such decommissioning not otherwise satisfied through such collections and pay over the amount of any such shortfall to Genco upon request. Following the completion of decommissioning, if surplus funds remain in the STP Decommissioning Trust, such excess shall be refunded to REI.

     10.14 AUCTIONS OF CAPACITY. Prior to the Option Expiration Date, Genco LP (and Genco, as applicable) shall auction all its capacity to purchasers other than Regco or an Affiliate of Regco on the following terms:

          (a) 15% REQUIREMENT: Fifteen percent (15%) of its capacity shall be auctioned in accordance with rules prescribed by the PUCT so long as the PUCT rules require an affiliated Power Generation Company to auction capacity. Resources shall not be entitled to participate in or reserve for itself any portion of such capacity that is offered pursuant to PUCT requirements.

          (b) REMAINING CAPACITY AUCTION: After deducting capacity required to satisfy operational requirements associated with the capacity auctioned pursuant to PUCT rules, including without limitation the capacity auction and Price to Beat rules and the obligation under the Agreement for Spinning Reserve Service with Central Power and Light Company dated December 30, 1992, the remaining capacity and related ancillary services shall be auctioned to purchasers other than Regco. Prior to each such auction, Genco LP (and Genco, as applicable) shall determine the types of products to be auctioned, taking into consideration anticipated market demand and the Auction Principles included in Schedule 10.14(b). Terms and conditions for the remaining capacity auction shall be established by Genco LP (and Genco, as applicable), and reasonable notice of the products and terms for the auction will be given to Resources but no less than ten business days prior to the scheduled auction date.

          (c) ENTITLEMENT AND OBLIGATIONS OF RESOURCES: Resources shall be entitled to purchase at the prices established in each auction fifty percent (50%) (but not less than such percentage) of the capacity auctioned. To exercise its entitlement, Resources will notify Genco LP (and Genco, as applicable) whether it elects to purchase fifty percent (50%) of each product auctioned, and Genco LP (and Genco, as applicable) shall exclude such capacity from the auction. Resources shall give such notification no later than three business days prior to the date of the auction. Any portion of the capacity that Resources does not reserve through such notification shall be auctioned along with the balance of the capacity being auctioned. Upon determination of auction prices for the products auctioned, Resources shall be obligated to purchase the capacity it elected to reserve from the auction process at the prices set during the auction for that product. If energy and ancillary services are auctioned separately by Genco LP (and Genco, as applicable), Resources shall be entitled to participate in fifty percent (50%) of the offered capacity of each. In addition to its reservation of capacity, and whether or not it has reserved capacity in the auction, Resources shall be entitled to participate in each auction of the remaining capacity.

     If Resources exercises the Genco Option, then after the Option Exercise Date and until the Option Closing Date occurs or the Option terminates pursuant to the Genco Option Agreement, Genco shall conduct no auctions of capacity other than those required pursuant to PUCT rules without consulting with Resources and obtaining its reasonable concurrence, not to be unreasonably withheld.

          (d) COMPLIANCE WITH PUCT RULES. In the event the rules of the PUCT relating to Price to Beat do not allow for the fuel factor to be adjusted based on the auction of capacity as contemplated in this Section 10.14 or in the event the PUCT, by rule or order, otherwise indicates that the auction of capacity as contemplated in this Section 10.14 would be inconsistent with its requirements, Genco LP (or Genco, as applicable) shall, in consultation with Resources, modify the auction procedures set forth herein or, if an auction would not be acceptable, Resources and Genco LP (or Genco, as applicable) will use their best efforts to reach agreement on a power purchase agreement which would satisfy PUCT requirements and preserve, as nearly as possible, Resources' entitlement to obtain 50 percent of Genco's available capacity at market prices.

          (e) RECONCILIATION PAYMENT OBLIGATIONS. Genco or its parent company shall reconcile any difference between the price of power obtained through capacity auctions required by PUCT rules with the PUCT's ECOM model, as required by PUCT rules, and Genco or its parent company shall pay to REI, or REI shall pay to Genco or its parent company as appropriate, the difference between such amounts during the period, to the extent and in the manner required by rules of the PUCT.

     10.15 CONFIDENTIALITY.

          (a) REI and Resources shall hold and shall cause the members of the REI Group and the Resources Group, respectively, to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other party, any and all Confidential Information (as defined herein); provided, that the parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the parties hereto and in respect of whose failure to comply with such obligations, REI or Resources, as the case may be, will be responsible or (ii) to the extent any member of the REI Group or the Resources Group is compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, REI or Resources, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both parties will cooperate in seeking to obtain. In the event that such appropriate protective order or other remedy is not obtained, the party whose Confidential Information is required to be disclosed shall or shall cause the other party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 10.15, "Confidential Information" shall mean all proprietary, technical or operational information, data or material of one party which, prior to or following the IPO Closing Date, has been disclosed by REI or members of the REI Group, on the one hand, or Resources or members of the Resources Group, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of Section 10.3 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (a) in the public domain through no fault of such party (or, in the case of REI, any other member of the REI Group or, in the case of Resources, any other member of the Resources Group) or (b) later lawfully acquired from other sources by the party (or, in the case of REI, such member of the REI Group or, in the case of Resources, such member of the Resources Group) to which it was furnished; provided, however, in the case of (b) that such sources did not provide such Information in breach of any confidentiality obligations).

          (b) Notwithstanding anything to the contrary set forth herein, (i) REI and the other members of the REI Group, on the one hand, and Resources and the other members of the Resources Group, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar Information and (ii) confidentiality obligations provided for in any agreement between REI or any other member of the REI Group, or Resources or any other members of the Resources Group, on the one hand, and any employee of REI or any other member of the REI Group, or Resources or any other members of the Resources Group, on the other hand, shall remain in full force and effect. Confidential Information of REI or any other member of the REI Group, on the one hand, or Resources or any other member of the Resources Group, on the other hand, in the possession of and used by the other as of the IPO Closing Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the REI Business or the Resources Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 10.15(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and assets in which the relevant Confidential Information is used or employed in one transaction or in a series or related transactions. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring party shall not disclose the source of the relevant Confidential Information.

     10.16 1000 MAIN LEASE. As soon as reasonably practicable, following the IPO, REI will transfer and assign to Resources the Lease Agreement dated as of February 26, 2001 between Main/Lamar Partnership, L.P. and REI (the "1000 Main Lease") and Resources will assume the obligations of REI thereunder. Such assignment shall be made pursuant to the provisions of Section 8.1.1 of the 1000 Main Lease. Resources will concurrently deliver to the landlord under such 1000 Main Lease a confirmation of assignment and assumption pursuant to Section 8.1.1 of the 1000 Main Lease and will take such action as REI may reasonably request to establish the satisfaction of the Release Conditions referred to therein.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.1 LIMITATION OF LIABILITY. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN ANY ANCILLARY AGREEMENT IN NO EVENT SHALL ANY MEMBER OF THE REI GROUP OR THE RESOURCES GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE TO ANY OTHER MEMBER OF THE REI GROUP OR THE RESOURCES GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT.

     11.2 ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     11.3 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

     11.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of REI without the approval of Resources. This Agreement may be terminated at any time after the IPO Closing Date by mutual consent of REI and Resources. In the event of termination pursuant to this Section, neither party shall have any liability of any kind to the other party.

     11.5 NOTICES. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or
(ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile or other generally accepted


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means of electronic transmission, on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause
(iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's General Counsel at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

     11.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     11.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto.

     11.8 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     11.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     11.10 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement.

     11.11 AUTHORITY. Each of the parties hereto represents to the other that
(a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements, (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and the Ancillary Agreements to be executed and delivered on or prior to the Separation Date, and (d) this Agreement and such Ancillary Agreements are legal, valid and binding obligations, enforceable against it in accordance with their respective terms subject to applicable bankruptcy, insolvency,


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

reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     11.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

     11.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

     WHEREFORE, the parties have signed this Master Separation Agreement effective as of the date first set forth above.

                           RELIANT ENERGY, INCORPORATED



                           By:  /s/ David M. McClanahan
                                ------------------------------------------------
                                David M. McClanahan
                                Vice Chairman


                           RELIANT RESOURCES, INC.



                           By:  /s/ R. S. Letbetter
                                ------------------------------------------------
                                R. S. Letbetter
                                Chairman, President and
                                  Chief Executive Officer




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